UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 14, 2020

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 14, 2020, the Company held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A.	Election of directors.

The nominees for the Company’s Board of Directors were elected as follows:

Name	For	Withheld	Abstain	Broker Non-Votes
Gregory N. Moore	55,274,854	1,426,751	-	6,501,662
W. Kent Taylor	55,851,737	849,868	-	6,501,662
Curtis A. Warfield	55,851,595	850,010	-	6,501,662
Kathleen M. Widmer	55,973,080	728,525	-	6,501,662
James R. Zarley	55,272,617	1,428,988	-	6,501,662

B. Ratification of the audit committee’s selection of KPMG LLP as the Company’s independent auditors for the fiscal year 2020.

The selection of KPMG LLP was ratified as follows:

For	Against	Abstain	Broker Non-Votes
62,309,672	754,196	139,399	-

C. Advisory Vote on Executive Compensation.

The compensation of the named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
55,821,449	732,623	147,533	6,501,662

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 15, 2020	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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